EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2003, except for Note 15 relating to the March 2003 settlement, for which the date is March 28, 2003, relating to the 2002 financial statements of Synbiotics Corporation, which appears in Synbiotics Corporation’s Annual Report on Form 10-K for the year ended December 31, 2002.

Levitz, Zacks & Ciceric

San Diego, California

October 13, 2003